Exhibit 24

                            POWER OF ATTORNEY

       We, the undersigned Directors and Officers of The Black & Decker Corporation (the "Corporation"), hereby constitute and appoint Nolan D. Archibald, Thomas M. Schoewe and Charles E. Fenton, and each of them, with power of substitution, our true and lawful attorneys-in-fact with full power to sign for us, in our names and in the capacities indicated below, a Registration Statement on Form S-8, and any and all amendments thereto (including post-effective amendments), for the purpose of registering under the Securities Act of 1933, as amended, up to $50 million of Deferred Compensation Payment Obligations of the Corporation under The Black & Decker Supplemental Retirement Savings Plan.



/s/ NOLAN D. ARCHIBALD      Director, Chairman,           December 14, 1995
Nolan D. Archibald          President and Chief
                            Executive Officer
                            (Principal Executive
                            Officer)


/s/ BARBARA L. BOWLES       Director                      December 14, 1995
Barbara L. Bowles


/s/ MALCOLM CANDLISH        Director                      December 14, 1995
Malcolm Candlish


/s/ ALONZO G. DECKER, JR.   Director                      December 14, 1995
Alonzo G. Decker, Jr.


/s/ ANTHONY LUISO           Director                      December 14, 1995
Anthony Luiso


/s/ J. DEAN MUNCASTER       Director                      December 14, 1995
J. Dean Muncaster


/s/ LAWRENCE R. PUGH        Director                      December 14, 1995
Lawrence R. Pugh


/s/ MARK H. WILLES          Director                      December 14, 1995
Mark H. Willes


/s/ M. CABELL WOODWARD, JR. Director                      December 14, 1995
M. Cabell Woodward, Jr.


/s/ THOMAS M. SCHOEWE       Vice President and            December 14, 1995
Thomas M. Schoewe           Chief Financial
                            Officer (Principal
                            Financial Officer)

/s/ STEPHEN F. REEVES       Corporate Controller          December 14, 1995
Stephen F. Reeves           (Principal Accounting
                            Officer)